SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2001
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                                    PDI, INC.
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             (Exact name of Registrant as specified in its charter)

              DELAWARE                    0-24249               22-2919486
  -------------------------------     ----------------     -------------------
  (State or other jurisdiction of     (Commission File        (IRS Employer
           incorporation)                  Number)         Identification No.)

          10 Mountainview Road,
         Upper Saddle River, NJ                                   07458
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 (Address of principal executive office)                        (Zip Code)

                                 (201) 258-8450
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               Registrant's telephone number, including area code:

                          Professional Detailing, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On December 5, 2001 the Registrant issued the following press release:

         "PDI AND GSK AGREE TO MUTUAL TERMINATION OF CEFTIN(R) AGREEMENT
                     Termination effective February 28, 2002

Upper Saddle River, New Jersey (Wednesday, December 5, 2001). PDI, Inc. (Nasdaq:
PDII) previously disclosed, in its press release dated November 12, 2001, that negotiations were underway to effect a mutual termination of the Ceftin Distribution Agreement dated October 1, 2000. The Company announced today that it has reached agreement with GlaxoSmithKline to terminate the Ceftin Distribution Agreement effective February 28, 2002. As previously reported in the Company's press release PDI has taken a $24.0 million charge in the quarter ended September 30, 2001 as a reserve for losses related to the Ceftin Distribution Agreement.

Company Background & Services

PDI is an innovative sales and marketing company serving the pharmaceutical, biotech, and medical devices and diagnostics industries. Partnering with clients, PDI provides product-specific programs designed to maximize profitability throughout a product's lifecycle, from pre-launch through maturity. With proven industry experience, PDI has the demonstrated ability to deliver results.

PDI is recognized as an industry-leader based on its track record of innovation and its ability to keep pace in a rapidly changing industry. PDI leverages its expertise in sales, brand management and product marketing, marketing research, medical education, medical affairs, and managed markets and trade relations to create solutions that meet strategic objectives and provide incremental value for product sales. For more information, visit PDI's website at www.pdi-inc.com.

Ceftin is a registered trademark of GlaxoSmithKline.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this release which look forward in time involve risks and uncertainties that may cause actual results or achievements to materially differ from those indicated by the forward-looking statements. These forward-looking statements include any statements which are not solely historical. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PDI, INC.


                                         By: /s/ Charles T. Saldarini
                                             -----------------------------------
                                             Charles T. Saldarini, Vice Chairman
                                               and Chief Executive Officer

Date: December 6, 2001


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